UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: May 16, 2007 (Date of earliest event reported)

Umpqua Holdings Corporation (Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia, Suite 1200 Portland, Oregon 97258 (address of Principal Executive Offices)(Zip Code) (503) 727-4100 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2007, Umpqua Holdings Corporation issued a press release announcing the restructuring of its management team to support growth. The press release is attached as Exhibit 99.1.

(b) Effective May 16, 2007, Umpqua Holdings Corporation appointed Dan Sullivan as Executive Vice President of Strategic Initiatives. Under his new position, Mr. Sullivan will no longer serve as principal financial officer. Ron Farnsworth, Senior Vice President/Finance, has moved from principal accounting officer to principal financial officer.

(c)(1) Effective May 16, 2007, Umpqua Holdings Corporation appointed Ron Farnsworth, Senior Vice President/Finance, as principal financial officer and Neal McLaughlin, Senior Vice President/Controller, as principal accounting officer.

(c)(2) Mr. McLaughlin, age 38, has served as Senior Vice President/Controller of Umpqua Holdings Corporation since February 2005. Prior to joining Umpqua Holdings Corporation, he served as Senior Vice President/Chief Financial Officer of Albina Community Bancorp from December 2002 to February 2005. From May 2001 to November 2002, he served as Executive Vice President/Chief Financial Officer of Centennial Bancorp. Mr. Farnsworth, age 36, has served as Senior Vice President/Finance since September 2004 and as Vice President/Finance from January 2002 to September 2004.

(c)(3) Mr. McLaughlin and Mr. Farnsworth are parties to employment agreements with Umpqua Holdings Corporation. There have been no changes to the employment agreements in connection with their appointments to principal accounting officer and principal financial officer. The form of Employment Agreement is attached as Exhibit 10.1. The employment agreements expire in 2010, but do not have a specific term of employment. Upon termination without cause or departure by the executive for good reason, the executive is entitled to a severance benefit equal to the greater of (i) six months of his base salary or (ii) two weeks for every year of employment paid over six months. Should employment terminate as a result of a change in control, the agreement provides for payment of a severance benefit equal to one times base salary and one times the bonus received the prior year, payable over 12 months. In addition, if the executive remains employed for twelve months following a change in control, he will receive a bonus equal to six months base salary and 50% of the bonus paid the prior year, payable over six months. During employment and for the period of time in which the executive is entitled to payment of a severance benefit, the executive is restricted from engaging in competitive activities with a financial services company with an office, or doing business, within 50 miles of any office or branch of Umpqua or its subsidiaries.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
	10.1	Form of Employment Agreement
	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)

Dated: May 16, 2007	By: /s/ Kenneth E. Roberts

Kenneth E. Roberts
Assistant Secretary